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                                                                   EXHIBIT 10.12



                              EMPLOYMENT AGREEMENT



         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is effective as of January 1, 2002 (the "Effective Date"), by and between QWEST SERVICES CORPORATION, a Colorado corporation, having its principal executive offices in Denver, Colorado (the "Company"), and AFSHIN MOHEBBI (the "Executive").

         WHEREAS, the Company and the Executive originally entered into an employment agreement on May 20, 1999;

         WHEREAS, the Company and the Executive amended their original employment agreement by a letter agreement dated as of May 20, 2001;

         WHEREAS, the Company and the Executive now desire to further amend and restate the employment agreement as of the Effective Date;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth below, the Company and the Executive hereby amend and restate the terms of the employment agreement in its entirety as follows:

         1. TERM OF EMPLOYMENT. Subject to the terms of this Agreement, the Company hereby employs the Executive, and the Executive hereby accepts employment as President and Chief Operating Officer for the period beginning the Effective Date, until terminated by either party in accordance with the terms of this Agreement.

         2. POSITION AND DUTIES.

                  a. The Executive shall serve as President and Chief Operating Officer of the Company and shall have such duties, responsibilities and authority as are customarily required of and given to a President and Chief Operating Officer and such other duties and responsibilities commensurate with such position as the Chief Executive Officer or the Board of Directors (the "Board") of the Company shall determine from time to time.

                  b. It is anticipated that the Executive will frequently attend board meetings to make presentations and to observe the discussion.

                  c. The Executive may (i) with the express authorization of the Board, serve as a director or trustee of other for-profit corporations or businesses which are not in competition with the business of the Company, and
(ii) serve on civic or charitable boards or committees.



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         3. COMPENSATION AND BENEFITS.

                  a. SALARY. Beginning April 1, 2002, the Executive shall receive for services rendered an annual base salary of Eight Hundred Fifty Thousand Dollars ($850,000) (the "Base Salary") payable in periodic installments in accordance with the Company's payroll practices. The Board shall review the Executive's salary at least annually and may increase (but not reduce) the Executive's annual Base Salary in its sole discretion. The Executive's next review shall be no later than January 1, 2003. Once increased, such Base Salary shall not be reduced. The Executive's Base Salary as so increased shall thereafter be treated as his Base Salary hereunder. Prior to April 1, 2002, the Executive's base salary shall continue to be paid at its existing rate.

                  b. ANNUAL BONUS. Beginning April 1, 2002, the Executive shall be eligible to participate in the Company's quarterly bonus plan, and his target annual bonus shall be two hundred percent (200%) of his Base Salary. Prior to April 1, 2002, the Executive's target bonus payment shall remain at its existing level.

                  c. BENEFITS. The Executive shall be entitled to participate in all benefit plans now existing or established hereafter for senior executives and employees to the extent that the Executive is eligible under the general provisions of such plans.

                  d. VACATION. The Executive shall be entitled to be covered by Qwest's time off with pay policy.

                  e. TRAVEL, BUSINESS CLUB MEMBERSHIP AND EXPENSES. The Company shall reimburse the Executive all reasonable expenses incurred when performing his duties and responsibilities in accordance with the Company's expense reimbursement policies and guidelines. The Company shall also reimburse the Executive for reasonable attorneys' fees for negotiating and preparing any term sheets of employment at the Company and preparing and executing this Agreement and any future amendments.

                  f. RELOCATION. Upon any termination of the Executive's employment with the Company for any reason (other than by the Company for cause or by the Executive without Good Reason), the Company shall, at the Executive's request, pay all reasonable expenses incurred by the Executive in relocating to any location within the continental Unites States that the Executive may select, including moving expenses, costs of selling his home at the time of such termination, expenses related to purchasing a home in the new location and related expenses; provided, however, such obligation shall terminate no later than thirty (30) months after such termination.

                  g. INDEMNIFICATION. To the fullest extent permitted by the indemnification provisions of the Articles of Incorporation and Bylaws of the Company in effect as of the date of this Agreement, and the indemnification provisions of the laws of the jurisdiction of the Company's incorporation in effect from time to time, the Company shall indemnify the Executive as a senior officer or employee of the Company against all liabilities and reasonable expenses that may be incurred in any threatened, pending or completed action, suit or proceeding, and shall pay for the reasonable expenses incurred by the Executive in the defense of or participation in any proceeding to which the Executive is a party because of his service to the



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Company. The rights of the Executive under this indemnification provision shall survive the termination of employment.

         4. TERMINATION.

                  a. TERMINATION FOR CAUSE. The Company may immediately terminate this Agreement for "cause" by giving written notice to the Executive. Any one or more of the following events shall constitute "cause":

                           (1) Willful misconduct with respect to the Company
which is materially detrimental to the Company;

                           (2) Conviction of (or pleading nolo contendere to) a
felony (other than (A) a traffic violation that is in most jurisdictions not classified as a felony and (B) a felony resulting from vicarious (rather than direct) liability arising out of his position as an officer of the Company);

                           (3) Failure or refusal to attempt to follow the
written direction of the Board within a reasonable period after receiving written notice; or

                           (4) Gross continuous nonfeasance with regard to the
Executive's material duties, taken as a whole, which materially continue after a written notice thereof is given to the Executive.

                  b. TERMINATION WITHOUT CAUSE. On sixty (60) days prior written notice, the Company may terminate the Executive without "cause" (as defined in Section 4.a above); provided, however, that the Company shall pay all accrued salary, bonus, vacation time, and benefits through the termination date. In addition, the Executive shall receive from the Company (i) an amount equal to two (2) times the sum of (A) his then annual Base Salary and (B) the target annual bonus for the fiscal year in which the Executive's employment terminates; and (ii) continuation of all existing employee benefits for a period of thirty
(30) months from the termination date or, if earlier, until the Executive becomes employed by another person or entity.

         The Company shall have the right to terminate this Agreement without cause based on the death or permanent disability of the Executive provided that the payments referred to in this Section 4.b are made to the Executive or his representative.

                  c. TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment for Good Reason upon written notice to the Company, and in such event, said employment termination shall be treated as termination by the Company for reasons other than good cause, and the Executive shall receive the payments referred to in the proceeding Section 4.b. For purposes of this Agreement, Good Reason shall mean:

                           (1) A diminution of the Executive's titles, offices,
positions or authority;



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                           (2) The assignment to the Executive of any duties
inconsistent with the Executive's position, authority or material responsibilities, or the removal of the Executive's authority or material responsibilities;

                           (3) The failure by the Company to timely make any
payment due hereunder or to comply with any of the material provisions of this Agreement; or

                           (4) The occurrence of a Change of Control of the
Company, as defined in the Qwest Equity Incentive Plan.

         5. OFFSET. The Company shall have the right to offset against or deduct from any amounts payable to the Executive hereunder any amounts due and payable by the Executive to any of the Company and its affiliates (including, without limitation, any amounts due and payable under any promissory notes), but only to the extent the Executive does not dispute any such amounts in accordance with
Section 9 hereof.

         6. PROPRIETARY INFORMATION OBLIGATIONS. During the term of employment under this Agreement, the Executive shall have access to and become acquainted with the Company's confidential and proprietary information (collectively, "Proprietary Information"), including but not limited to information or plans concerning the Company's business, customer and technical information and records. The Executive shall not disclose any of the Company's Proprietary Information, directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as reasonably necessary in the course of his employment for the Company or is authorized in writing by the Company, or to the extent required by applicable law, legal process or judicial order. All documents and records relating to the Company's business, whether prepared by the Executive or otherwise, coming into his possession, shall remain the Company's exclusive property and shall be returned to the Company on termination of employment.

         7. NONCOMPETE; NONSOLICITATION; NONDISCLOSURE. The Executive acknowledges that he has signed The Noncompete, Nonsolicitation and Nondisclosure Agreement attached as Exhibit A.

         8. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors and assigns, except that Executive may not assign any of his duties under this Agreement without the Company's prior written consent.

         9. DISPUTE RESOLUTION AND BINDING ARBITRATION. The Executive and the Company agree that, if a dispute arises concerning or relating to the Executive's employment with the Company or the terms and conditions to this Agreement, the dispute shall be submitted to binding arbitration under the employment rules of the American Arbitration Association ("AAA") then in effect. The arbitration shall take place in Santa Clara County, California and both the Executive and the Company agree to submit to the jurisdiction of the arbitrator selected in accordance with the AAA rules and procedures. The arbitrator shall decide all issues relating to arbitrability. The costs of such arbitration, including the arbitrator's fees, shall initially be split evenly between the parties to the arbitration. If the Executive prevails as to



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any matter in such arbitration, the Company shall pay the reasonable attorneys fees and costs (including arbitrator fees, arbitration costs, etc.) incurred by the Executive in connection with those matters on which he prevails in an amount to be determined by the arbitrator.

         10. CHOICE OF LAW. All questions concerning the construction validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.

         11. SEVERABILITY. If any term, provision or part of this Agreement is found by a court to be invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms, provisions and parts of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not effected in any manner materially adverse to any party.

         12. CONSTRUCTION; REPRESENTATION. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter. The Executive represents that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to its contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that they have entered into this Agreement freely and voluntarily and without pressure or coercion from anyone.

         13. ATTORNEYS FEES. If any legal proceeding is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees as well as costs and disbursements, in addition to any other relief to which the prevailing party may be entitled.



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         14. NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective on the earlier of personal delivery (including personal delivery by telecopy or private overnight carrier) or the third day after mailing by first class mail to the recipient at the address indicated below:

                  To the Company:       Executive Vice President
                                        Human Resources
                                        Qwest Communications International Inc.
                                        1801 California Street
                                        Denver, CO 80202

                  To the Executive:     AFSHIN MOHEBBI
                                        5256 Preserve Parkway South
                                        Greenwood Village, CO 80121

                  With a copy to:       Craig S. Ritchey, Esq.
                                        Ritchey Fisher Whitman & Klein
                                        1717 Embarcadero Road
                                        Palo Alto, CA 94303
                                        Telephone: (650) 857-1717
                                        Facsimile: (650) 857-1288

or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.




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         IN WITNESS WHEREOF, the parties now execute this Agreement, to be effective as the Effective Date.

                                               QWEST SERVICES CORPORATION



                                               By: /s/ Ian Ziskin
                                                   -----------------------------
                                                   Ian Ziskin
                                                   Executive Vice President and
                                                   Chief Human Resources Officer

                                               EXECUTIVE:


                                               /s/ Afshin Mohebbi
                                               ---------------------------------
                                               AFSHIN MOHEBBI

                                    EXHIBIT A

           NONCOMPETE, NONSOLICITATION AND NONDISCLOSURE AND AGREEMENT

As used in this document, "Qwest" means Qwest Communications International Inc. and any successor, subsidiary, or affiliate of Qwest Communications International Inc.

Noncompete. You will not, alone or with others, compete with Qwest anywhere in the United States for thirty (30) months after your employment with Qwest ends for any reason. You understand that this agreement not to compete means, among other things, that during this period you may not work for, own more than 2% of the common stock of, advise, represent or assist in any other way any person or entity that competes with Qwest and/or that sells goods or services similar to those Qwest sells or, during your employment with Qwest, plans to sell. If a court determines that this provision is too broad, you and Qwest agree that the court should modify the provision to the extent (but not more than is) necessary to make the provision enforceable.

Nonsolicitation. You will not, alone or with others, solicit any employee of Qwest to leave Qwest's employment for thirty (30) months after your employment with Qwest ends for any reason. You understand that this agreement not to solicit means, among other things, that you may not have any part in hiring anyone who is a Qwest employee, even if you are contacted by the Qwest employee first. For these purposes, employees of Qwest shall mean persons who are employed by Qwest at any time during the six months ending on the last date of your employment. If a court determines that this provision is too broad, you and Qwest agree that the court should modify the provision to the extent (but not more than is) necessary to make the provision enforceable.

Nondisclosure. You will not disclose or use any Confidential Information (as defined below) of Qwest for thirty (30) months after your employment with Qwest ends for any reason. You understand that this agreement not to disclose or use Confidential Information means, among other things, that you may not take or perform a job whose responsibilities would likely lead you to disclose or use Confidential Information. If a court determines that this provision is too broad, you and Qwest agree that the court should modify the provision to the extent (but not more than is) necessary to make the provision enforceable. "Confidential Information" is any oral or written information not generally known outside of Qwest, including without limitation, trade secrets, intellectual property, software and documentation, customer information (including, without limitation, customer lists), company policies, practices and codes of conduct, internal analyses, analyses of competitive products, strategies, merger and acquisition plans, marketing plans, corporate financial information, information related to negotiations with third parties, information protected by Qwest's privileges (such as the attorney-client privilege), internal audit reports, contracts and sales proposals, training materials, employment records, performance evaluations, and other sensitive information. This agreement does not relieve you of any obligations you have to Qwest under law.

Remedies. You agree that in addition to any other remedy available to Qwest pursuant to statute, common law, this agreement or otherwise, and notwithstanding any existing or future agreement regarding alternative dispute resolution that you enter into now or in the future, Qwest may ask a



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court to enforce the above noncompete, nonsolicitation, and/or nondisclosure provisions, in addition to seeking any other available remedy. In particular, you agree that notwithstanding any present or future arbitration agreement, Qwest may seek injunctive relief from a court to enforce the noncompetition, nonsolicitation, and/or nondisclosure obligations described above pending any decision on the merits by an arbitrator. You agree that these provisions permitting Qwest to seek court enforcement, including injunctive relief, may not be superceded by any agreement except one that specifically references this paragraph and is signed by the parties to this agreement. You agree that these remedies provisions supercede all prior inconsistent agreements into which you have entered.




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